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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                    FORM 8-K

                                 Current Report

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                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                       Date of Report:  January 21, 1994




                          LONG ISLAND LIGHTING COMPANY
               (Exact name of registrant as specified in charter)
       New York                    1-3571                 11-1019782
(State of Incorporation)     (Commission File No.)     (I.R.S. Employer
                                                       Identification No.)

             175 East Old Country Road, Hicksville, New York  11801
                                  516-933-4590
         (Address and telephone number of Principal Executive Offices)
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Item 1.          Changes in Control of Registrant

                 Not applicable.

Item 2.          Acquisition or Disposition of Assets

                 Not applicable.

Item 3.          Bankruptcy or Receivership

                 Not applicable.

Item 4.          Changes in Registrant's Certifying Accountant

                 Not applicable.

Item 5.          Other Events

         a.      Resignation of Officer

                 The Company has announced the resignation of its President and Chief Operating Officer, Anthony F. Earley, Jr., effective March 1, 1994. Mr. Earley has accepted the position of President and Chief Operating Officer of The Detroit Edison Company. Mr. Earley joined Long Island Lighting Company in 1985 as General Counsel. In January 1988, he assumed duties as Executive Vice President and on April 1, 1989, he became President and Chief Operating Officer. Mr. Earley, who is also a Director of Long Island Lighting Company, will resign from that position as well.

         b.      Electric Rate Case

                 On December 31, 1993, the Company filed a three-year electric rate plan with the Public Service Commission of the State of New York (the "PSC") for the period beginning December 1, 1994. The filing proposes no base electric rate increases in years one and two of the plan and an overall increase of 4.3% in the third year. Although base electric rates would be frozen during the first two years of the plan, annual rate increases of 1% in the first year and 2% in the second year are expected to result in these years from the operation of the Company's fuel cost adjustment clause.

                 The Company's proposal is subject to approval by the PSC which is expected to rule on the rate application in November






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1994 following public hearings, submission of testimony, briefs, and a
Recommended Decision by an Administrative Law Judge. The PSC may accept, modify or reject the Company's proposal.

                 On November 2, 1993, the New York State Consumer Protection Board and the Long Island Power Authority ("CPB/LIPA") filed a petition with the PSC asking the PSC to hold a proceeding on freezing or possibly reducing the Company's electric rates for the period December 1994 to November 1997. In written comments filed on January 12, 1994 in response to the CPB/LIPA Petition, LILCO has urged the PSC to reject the Petition and consider the CPB/LIPA's issues in the proceeding that has been established regarding the Company's three-year rate application.

                 Additional information relating to the Company's rate request appears in the Company's From 8-K dated December 3, 1993.

         c.      Gas Rate Case

                 In December 1993, the PSC approved, with an effective date of December 31, 1993, the Company's negotiated three-year gas rate settlement with the Staff of the PSC with only minor modifications. The PSC-approved settlement provided for a first year increase of $26.6 million and two subsequent increases of $23 million and $20 million to be effective on December 1, 1995 and 1996, respectively.

         d.      LILCO v. PSC/Mayflower

                 On December 30, 1993, the Appellate Division, Third Judicial Department, affirmed the Supreme Court of the State of New York Special Term's decision in LILCO v. PSC/Mayflower. In the Special Term decision, Supreme Court Justice Travers had held that the PSC had violated the Public Utility Regulatory Policies Act ("PURPA") and the New York Public Service Law and had acted arbitrarily when it ordered the Company to sign a power purchase contract with Mayflower Energy Partners L.P. incorporating the PSC's 1989 Long Run Avoided Cost estimates. Justice Travers and the Third Judicial Department both agreed that the PSC-determined rates were not just and reasonable, as required under PURPA and the New York Public Service Law.

         e.      Long Island Lighting Company v. Stone & Webster

                 On December 13, 1993, the United States District Court for the Eastern District of New York issued an opinion in LILCO v. Stone & Webster granting a motion by Stone & Webster Engineering Corp. ("SWEC") to dismiss the Company's complaint in this action. The Company's complaint had sought to recover damages against SWEC for breach of contract, negligence, professional malpractice, and gross negligence in connection with





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SWEC's work as architect-engineer and construction manager for the Shoreham
Nuclear Power Station.

         f.      LIPA v. Shoreham-Wading River School District, et al.

                 Pursuant to the Long Island Power Authority Act ("LIPA Act"), the Long Island Power Authority ("LIPA") is required to make payments in lieu of taxes ("PILOTs") to the municipalities that impose real property taxes on the Shoreham Nuclear Power Station ("Shoreham"). Under the 1989 Settlement Agreement with New York State which resolved disputes over the Shoreham plant, the Company agreed to fund LIPA's PILOTs obligation. The timing and duration of PILOTs under the LIPA Act are the subject of the litigation entitled LIPA, et al. v. Shoreham-Wading River Central School District, et al. LIPA brought this action in Nassau County Supreme Court against, among others, Suffolk County, Town of Brookhaven and the Shoreham-Wading River Central School District. The Company was permitted to intervene in the lawsuit. On January 10, 1994, the Appellate Division, Second Department, affirmed a lower court's March 29, 1993 decision holding, in major part, that the Company is not obligated for any real property taxes that accrued after February 28, 1992, attributable to property that it conveyed to LIPA, that PILOTs commence on March 1, 1992, that PILOTs are subject to refunds and that the LIPA Act does not provide for the termination of PILOTs. The effects of this affirmance cannot yet be quantified. Generally, these holdings are favorable to the Company. The proper amount of PILOTs is to be determined in certain pending litigation (Long Island Lighting Company v. The Assessor of the Town of Brookhaven, et al.) described at page 22 in the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

Item 6.          Resignations of Registrant's Directors

                 Not applicable.

Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits

                 Not applicable.

Item 8.          Change in Fiscal Year

                 Not applicable.





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                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        LONG ISLAND LIGHTING COMPANY
                                                  Registrant



                                        By   ANTHONY NOZZOLILLO
                                          --------------------------
                                             ANTHONY NOZZOLILLO
                                                  Treasurer



Dated: January 21, 1994





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